UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report  (date of earliest event reported):  November 27, 2001

SCP POOL CORPORATION (Exact name of registrant as specified in its charter)

Delaware	0-26640	36-3943363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

109 Northpark Boulevard, Covington, Louisiana	70433-5001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(985) 892-5521

SCP POOL CORPORATION

Item 5.   Other Events

On November 28, 2001, SCP Pool Corporation, a Delaware corporation, issued a press release announcing the completion of a new $110.0 million Revolving Credit Facility.

SCP POOL CORPORATION

Item 7.   Financial Statements and Exhibits

Exhibit Number 99.1	Description Press Release dated as of November 28, 2001, announcing the completion of a new $110.0 million Revolving Credit Facility.
99.2

Credit Agreement dated as of November 27, 2001 among SCP Pool Corporation, the lenders, Bank One, NA, as Administrative Agent, Hibernia National Bank, as Documentation Agent, Fleet Capital Corporation, as Syndication Agent and Banc One Capital Markets, Inc., as Lead Arranger and Sole Book Runner.
99.3	Guaranty dated as of November 27, 2001.
99.4	Pledge and Security Agreement dated as of November 27, 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on December 11, 2001.

SCP POOL CORPORATION

By: /s/ Craig K. Hubbard
Craig K. Hubbard
Chief Financial Officer, Treasurer and Secretary